Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PetVivo Holdings, Inc. of our report dated June 28, 2021, relating to our audit of the financial statements, which appears in the Annual Report on Form 10-K of PetVivo Holdings, Inc. for the year ended March 31, 2021.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Assurance Dimensions, Inc.
Assurance Dimensions
Margate, FL

June 17, 2022